Registration No. 333-

                         _____________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         _____________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         _____________________________


                          WASHINGTON GAS LIGHT COMPANY
             (Exact name of registrant as specified in its charter)


District of Columbia and Virginia                              53-0162882
(State or other jurisdiction                                   (I.R.S. Employer
          of incorporation or organization)               Identification Number)

1100 H Street, N.W.                                                 20080
Washington, D.C.                                                  (Zip Code)
(Address of registrant's Executive Offices)

                        1999 INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                           DOUGLAS V. POPE, Secretary
                          Washington Gas Light Company
                               1100 H Street, N.W.
                             Washington, D.C. 20080

                     (Name and address of agent for service)
                                 (202) 642-6395
          (Telephone number, including area code, of agent for service)

                         _______________________________

                         CALCULATION OF REGISTRATION FEE

===============================================================================
Title of                      Proposed          Proposed
securities       Amount       maximum           maximum             Amount of
  to be          to be      offering price      aggregate          registration
registered     registered    per unit (1)    offering price (1)       fee (1)
----------     ----------   --------------   ------------------    ------------

Common Stock,   1,000,000
 $1 par value     shares      $25.2813/sh      $25,281,300          $7,028.20

===============================================================================

(1) This registration fee has been calculated pursuant to Rule 457(h) on the basis of the average high and low prices of the Company's common stock on the New York Stock Exchange on July 13, 1999.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

     *This Registration Statement is filed by Washington Gas Light Company (the "Company") relating to 1,000,000 shares of its common stock, par value $1.00 per share (the "Common Stock").

     The Common Stock is to be issued pursuant to the Company's 1999 Incentive Compensation Plan (the "Plan"). The Common Stock could be issued pursuant to stock options, performance stock, restricted stock, deferred stock, stock granted as a bonus or in lieu of other awards or other stock based awards.

     Pursuant to the instructions relating to Part I of Form S-8, documents containing information specified in Part I, Items 1 and 2, are not included as part of this Registration Statement, but will be sent or given to Plan participants as specified in Rule 428(b)(1).


                                     PART II


Item 3.  Incorporation of Documents by Reference

     The  following   documents   previously   filed  with  the  Commission  are
incorporated by reference in this Registration Statement

1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

2. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

3.   The Company's Current Report on Form 8-K, dated October 13, 1998.

4.   The Company's Current Report on Form 8-K, dated October 30, 1998.

5.   The Company's Current Report on Form 8-K, dated November 4, 1998.

6.   The Company's Current Report on Form 8-K, dated November 25, 1998.

7. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

8.   The Company's Current Report on Form 8-K, dated June 28, 1999.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(c) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference and are part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters in connection with the legality of the Common Stock offered hereby will be passed upon for the company by John K. Keane, Jr., Esq. Mr. Keane, Senior Vice President and General Counsel for the company, is regularly employed by the company and owns 17,902 shares of the company's Common Stock as of April 30, 1999.

Item 6.  Indemnification of Directors and Officers.

     Under the Company's Bylaws, the Company is required to indemnify any officer or director who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of such person's status as a director or officer of the Company against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, unless such person is finally adjudged to be liable for willful misconduct in the performance of duties to the Company or to have knowingly violated the criminal law.

     The Company carries a policy of insurance which, among other things, provides for payment to the Company of sums expended pursuant to the Company's Bylaws and lawful indemnification for liability of officers and directors.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.            Description of Exhibits
         -----------     -----------------------------------------

             4           Charter of the Company, as amended
                         (incorporated by reference to the
                         Company's Form S-3 filed July 21, 1995,
                         SEC File No. 033-61199)

             5           Opinion of John K. Keane, Jr., Esquire.

            10           1999 Incentive Compensation Plan,
                         incorporated by reference to the Company's definitive proxy statement dated
                         January 25, 1999.

            23(a)        Consent of Arthur Andersen LLP.

            23(b)        Consent of John K. Keane, Jr., Esquire
                         (included in Exhibit No. 5).

            24           Power of Attorney and Board Resolutions.

Item 9.  Undertakings.

         (a)   Rule 415 offering.
               ------------------

              The Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

                    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by references in this registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  Filings  incorporating   subsequent  Exchange  Act  Documents  by
               Reference.
               ----------------------------------------------------------------

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, who is duly authorized to sign, in the City of Washington, District of Columbia, on the 19th day of July, 1999.
                                                        -----------------------

                                              WASHINGTON GAS LIGHT COMPANY

                                       By     JAMES H. DeGRAFFENREIDT, JR.*
                                           ------------------------------------
                                              James H. DeGraffenreidt, Jr.
                                           Chairman and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement or has been signed below by the following persons in the capacities indicated.

       SIGNATURES                            TITLE                     DATE
       ----------                   -------------------------      -------------

JAMES H. DeGRAFFENREIDT, JR.*       Chairman of the Board and      July 19, 1999
-----------------------------        Chief Executive Officer
(James H. DeGraffenreidt, Jr.)           and Director

      JOSEPH M. SCHEPIS*               President and Chief         July 19, 1999
-----------------------------           Operating Officer
     (Joseph M. Schepis)                   and Director

      FREDERIC M. KLINE                Vice President, and         July 19, 1999
-----------------------------         Chief Financial Officer
     (Frederic M. Kline)           (Principal Financial Officer)

     ROBERT E. TUORINIEMI*                  Controller             July 19, 1999
-----------------------------              (Principal
     (Robert E. Tuoriniemi)             Accounting Officer)

      MICHAEL D. BARNES*                      Director             July 19, 1999
-----------------------------
     (Michael D. Barnes)

      FRED J. BRINKMAN*                       Director             July 19, 1999
-----------------------------
      (Fred J. Brinkman)

   DANIEL J. CALLAHAN, III*                   Director             July 19, 1999
-----------------------------
  (Daniel J. Callahan, III)

      ORLANDO W. DARDEN*                      Director             July 19, 1999
-----------------------------
     (Orlando W. Darden)

        MELVYN J. ESTRIN*                     Director             July 19, 1999
------------------------------
       (Melvyn J. Estrin)

        PHILIP A. ODEEN*                      Director             July 19, 1999
------------------------------
       (Philip A. Odeen)

     KAREN HASTIE WILLIAMS*                  Director              July 19, 1999
------------------------------
    (Karen Hastie Williams)

*By:  FREDERIC M. KLINE
------------------------------
     (Frederic M. Kline)
      Attorney-in Fact)

Exhibit No.                   Description of Exhibits
-----------    ---------------------------------------------------

    4 Charter of the Company as amended (incorporated by reference to the Company's Form 10-Q for the quarter ended June 30, 1993, SEC File No. 1-1483).

    5          Opinion of John K. Keane, Jr., Esquire.

   23(a)       Consent of Arthur Andersen LLP.

   23(b)       Consent of John K. Keane, Jr., Esquire (included in
               Exhibit No. 5).

   24          Power of Attorney and Board Resolutions


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